Exhibit (n)

KPMG LLP

345 Park Avenue

New York, NY 10154-0102

Consent of Independent Registered Public Accounting Firm

The Board of Directors

EP Income Company LLC:

We consent to use of our report dated October 9, 2018 with respect to the statement of financial condition and the schedule of investments of EP Income Company LLC, as of October 4, 2018, included herein and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the N-2 Registration Statement.

New York, New York

October 9, 2018